Exhibit 99.1

February 26, 2004

Board of Directors

First Community Bancorp

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

Attention: John M. Eggemeyer, Chairman

Dear John:

Effective immediately, I hereby resign as a director from the board of directors of First Community Bancorp.  I have determined that due to the requirements of my business and family interests, I will not be able to devote adequate time to my position as a director.

It has been a pleasure to serve on the board of First Community and I wish you and the Company the best for 2004.

Very truly yours,

/s/ Leon Kassel

Leon Kassel